SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 25, 2004

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics

        On August 25, 2004, MedImmune, Inc. (the “Registrant”) adopted amendments to its Global Standards of Business Conduct and Ethics (the “Code of Ethics”) which is a “code of ethics” consistent with Item 406(b) of Regulation S-K. The substantive amendments (a) provide that the Code of Ethics will be monitored by the Board of Directors with the assistance of management and (b) prohibit transactions between the Company and persons subject to the Code of Ethics, or their related parties, where such person would receive or would likely receive an improper benefit as a result. A copy of the Code of Ethics, as adopted by the Registrant on August 25, 2004, is attached as Exhibit 14.

Item 9.01 Financial Statements and Exhibits.

         (c)

Exhibit No.	Description
14	Global Standards of Business Conduct and Ethics, as adopted by the Registrant on August 25, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedImmune, Inc.

BY: /s/ William C. Bertrand, Jr. —————————————— William C. Bertrand, Jr. Vice President, General Counsel and Secretary

Dated: August 31, 2004